UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2020
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715
Wayne, Pennsylvania 19087
(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	GNMX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On February 3, 2020, Aevi Genomic Medicine, Inc., a Delaware corporation (“Aevi”) consummated a two-step merger (the “Merger”) with Cerecor Inc., a Delaware corporation (“Cerecor”), in accordance with the terms of the previously disclosed Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of December 5, 2019, by and between Aevi, Cerecor, Genie Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cerecor (“Merger Sub”) and Second Genie Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Cerecor (“Second Merger Sub”). In accordance with the Merger Agreement, Merger Sub merged with and into Aevi, with Aevi as the surviving corporation, and as part of the same overall transaction, Aevi then merged with and into Second Merger Sub, with Second Merger Sub as the surviving entity. The surviving entity from the second merger was renamed Aevi Genomic Medicine, LLC (the “Surviving Entity”).

In accordance with the terms of the Merger Agreement, each outstanding share of common stock of Aevi, par value of $0.0001 per share, was converted into the right to receive (i) the fraction of a share of Cerecor common stock, par value of $0.001 per share, at a ratio equal to 0.0334, which in the aggregate totaled approximately 3.9 million shares of Cerecor common stock issued to Aevi stockholders; (ii) one contingent value right, which represents the right to receive the pro rata portion of contingent payments of up to $6.5 million, to be paid in cash or Cerecor common stock in the sole discretion of Cerecor, upon the achievement of certain milestones in accordance with the Contingent Value Rights Agreement between Cerecor and American Stock Transfer & Trust Company LLC (the “CVR Agreement”); and (iii) cash in lieu of fractional shares of Cerecor common stock, which in the aggregate totaled approximately $1,050.00. Additionally, each outstanding Aevi stock option was cancelled and each outstanding Aevi warrant was exercised on a cashless basis prior to the consummation of the Merger.

Immediately following the closing of the Merger, pre-closing Aevi stockholders owned approximately 6.9% of Cerecor common stock.

In connection with the consummation of the Merger, Aevi (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated, and (ii) requested that Nasdaq (x) suspend trading of the shares of Aevi common stock effective at the open of business on February 4, 2020 and (y) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Aevi common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Aevi intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the shares of Aevi common stock and the suspension of Aevi’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The foregoing description of the Merger Agreement and CVR Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and form of CVR Agreement, which were previously filed as Exhibit 2.1 to the Current Report on Form 8-K/A, filed on December 11, 2019 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

At the effective time of the Merger, each holder of Aevi common stock ceased to have any rights as a stockholder of Aevi other than the right to receive merger consideration in accordance with the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference. At the effective time of the Merger Aevi became a wholly owned subsidiary of Cerecor.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Termination Agreements

On February 3, 2020, in connection with the consummation of the Merger, Aevi entered into Option Termination Agreements (each, an “Option Termination Agreement”) with Michael F. Cola and Garry A. Neil (each, a “Holder”). The options were granted pursuant to the Non-Qualified Stock Option Award Agreement between each Holder and Aevi, dated September 13, 2013 (the “Option Agreements”). Pursuant to the Option Termination Agreements, each Holder has agreed that, without further obligation or liability of Aevi, each option to acquire shares of the Aevi’s common stock held by such Holder were cancelled immediately prior to the effective time of the Merger and the Option Agreement was terminated and of no force and effect.

Resignations

The information set forth in the section above titled “Introduction” is incorporated herein by reference.

As a result of the Merger and pursuant to letters of resignation, at the effective time of the Merger, the following persons ceased to be directors of Aevi: Sol J. Barer, Eugene A. Bauer, Matthew Bayley, Alastair Clemow, Michael F. Cola, Barbara Duncan and Joseph J. Grano, Jr. None of these resignations were a result of any disagreement with Aevi, its management or the board of directors. The Surviving Entity will be managed by Cerecor.

As a result of the Merger and pursuant to letters of resignation, at the effective time of the Merger, the following individuals ceased to be officers of Aevi: Michael F. Cola, Michael H. McInaw and Garry Neil. None of these resignations were a result of any disagreement with Aevi, its management or the board of directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the effective time of the Merger, Aevi ceased to exist and Second Merger Sub continued as the Surviving Entity. The certificate of formation and limited liability company agreement as in effect at the effective time of the Merger remained as the certificate of formation and limited liability company agreement of the Surviving Entity. The certificate of formation and limited liability company agreement of Second Merger Sub are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 3, 2020, Aevi held a special meeting of its stockholders (the “Special Meeting”) to consider and vote on certain proposals related to the Merger. Prior to the Special Meeting, Aevi delivered a proxy statement (the “Proxy Statement”) to its stockholders describing the proposals to be voted on at the Special Meeting, the Merger and related information. The Proxy Statement was filed by Aevi with the SEC on December 31, 2019.

At the close of business on December 20, 2019, the record date for the Special Meeting, there were 77,713,782 shares of Aevi common stock outstanding, all of which were entitled to vote at the Special Meeting. At the Special Meeting, holders of an aggregate of 49,903,818 shares of Aevi common stock were present or represented by proxy, constituting a quorum. The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement.

Proposal 1: Holders of Aevi common stock adopted and approved the Merger Agreement and the Merger of Aevi and Cerecor pursuant thereto (the “Merger Proposal”):

For	Against	Abstained
49,533,529	304,349	65,940

Proposal 2: Holders of Aevi common stock approved the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting. Because there were sufficient proxies to approve the Merger Proposal, no proposal to adjourn the Special Meeting was made:

For	Against	Abstained
49,326,712	503,825	73,281

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 5, 2019 among Aevi Genomic Medicine, Inc., Genie Merger Sub, Inc., Second Genie Merger Sub, LLC and Cerecor Inc. (incorporated by reference from Exhibit 2.1 to Aevi’s Current Report on Form 8-K/A filed with the SEC on December 11, 2019).

3.1	Certificate of Formation of Second Genie Merger Sub, LLC.

3.2	Limited Liability Company Agreement of Second Genie Merger Sub, LLC

10.1	Option Termination Agreement, effective February 3, 2020, by and between Aevi Genomic Medicine, Inc. and Michael F. Cola.

10.2	Option Termination Agreement, effective February 3, 2020, by and between Aevi Genomic Medicine, Inc. and Garry A. Neil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: February 3, 2020